UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2017

True Nature Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1150 Atlanta, Georgia
(Address of principal executive offices)

(404) 913-1802

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 8, 2017, the Board authorized the issuance of 100,000 restricted common stock to a newly appointed member of the non-executive Advisory Board. The stock was priced at the closing price of the stock at that date which was $0.30.  The expense to the Company was $30,000.

On March 8, 2017, the Board authorized the issuance of 100,000 restricted common stock to a consultant to assist with the due diligence process for acquisitions. The stock was priced at the closing price of the stock at that date which was $0.30.  The expense to the Company was $30,000.

On April 28, 2017, an advisor to the Company, who had been issued 500,000 restricted common stock for services to assist with the preparation of the 2016 10K, ended her engagement.  All shares were cancelled.  The previous expense of $70,000 was reversed.

On April 28, 2017, the Board authorized the issuance of 500,000 restricted common stock to a newly appointed officer of the Company. The stock was priced at the closing price of the stock at that date which was $0.48.  The expense to the Company was $240,000.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2017, the Company appointed Ms. Susanne Leahy as Chief Financial Officer (CFO) of the Company. Unfortunately, Ms. Leahy discovered that she was unable to fulfill the CFO responsibilities on a timely basis, and instead she and the Company agreed to utilize her services and expertise on an advisory basis to assist in preparation of the 10K. Ms. Leahy will be paid a total of $5,000.00 for her services with the Company. Her issuance of 500,000 shares of restricted common stock will be cancelled. The expense of $70,000 was reversed.  Ms. Leahy will no longer be associated with the Company. There were no conflicts between Ms. Leahy and the Company. Mr. Christopher Knauf, the current CEO, will be assuming the responsibilities as interim CFO of the Company until further notice.

On March 23, 2017, the Company appointed Mr. Leo Smith, age 48, to the non-executive Advisory Board. Mr. Smith, 48, is a former Chairman of the Board of Directors and former Chief Executive and Chief Financial Officer of several private and public U.S. companies.  He will receive 100,000 shares of restricted common stock as compensation for his service. The shares are valued at the closing price of the stock on that day of $0.30.  The expense to the Company is $30,000.

On April 28, 2017, the Company appointed Mr. Peter Nicosia, age 35, to the role of Director of Corporate Communications. Mr. Nicosia is an entrepreneur and has been self-employed as an investor relations and public relations consultant to public companies for the last 15 years. He will be dissolving, selling, and/or otherwise removing himself from his prior business as he enters this professional role in the Company. Mr. Nicosia received an Associate Degree of Applied Science of Graphic Art Design and Visual Communications from Monroe Community College in Rochester, New York in 2005.

Mr. Nicosia will serve in this position at the will of the Board of Directors. Upon sufficient funding, as determined by the Board of Directors, he will become a full-time employee and his compensation will consist of a) a base salary of $100,000 per year, and b) a potential performance bonus, subject to Board approval, of up to 100% of the base salary, $100,000. Effective immediately, he will receive a restricted stock grant of 500,000 shares of restricted common stock. The charge to earnings for the issuance was $240,000 based on the closing stock price of $0.48 on April 28, 2017. The shares are subject to a reverse vesting that requires him to stay with the company for three (3) years, and achieve certain management objectives to fully earn all the shares.  If he fails to remain for the duration, or fails to achieve the management objectives and milestones, a certain number of the shares will be cancelled. Mr. Nicosia will also participate in any other executive benefits programs that are made available to other executives of equal statue in the public holding company.

On May 2, 2017, the Company accepted the resignation of Mr. Mack Leath as Secretary and a member of the Board of Directors. Mr. Leath cited the need to focus on his primary business activities, and as a result did not have the time required to continue in his role. This resignation had been anticipated and there were no conflicts with the Company. Mr. Christopher Knauf, the current CEO and interim CFO, will be assuming the responsibilities as interim Secretary of the Company until further notice.

On May 2, 2017, the Company accepted the resignation of Ms. Amy Lance as Chairman of the Board and a member of the Board of Directors. Like Mr. Leath, Ms. Lance cited the need to focus on her primary business activities and as a result did not have the time required to continue in these roles. This resignation had been anticipated, and there were no conflicts with the Company.

On May 2, 2017, Dr. Jordan Balencic, a member of the Board of Directors, assumed the responsibilities and title of Chairman of the Board of Directors. Dr. Balencic is a physician and entrepreneur dedicated to developing scalable solutions focused on the improvement of patient-centric care, patient outcomes, and quality of health for the masses. He will be actively involved in intellectual property development, and in the targeting of acquisitions and growth markets for the Company’s unique products and services.

2017 Senior Executive Compensation Plan

On May 3, 2017, (the “Effective Date”), The Board of Directors of True Nature Holding, Inc. (the “Company”) adopted the True Nature Holding 2017 Senior Executive Compensation Plan (the “Compensation Plan”). The Compensation Plan will apply to the current Senior Executives of the Publicly Held Holding Company: Mr. Christopher Knauf, age 44, CEO, interim CFO, and interim Secretary; Mr. Louis Deluca, age 58, COO; and Mr. Peter Nicosia, age 35, Director of Corporate Communications. A separate Compensation Plan will apply to Subsidiary Executives.

Additionally, the Compensation Plan will assist the Company in attracting and retaining a qualified Senior Executive Management team and to align their financial interests with the financial interests of the Company’s shareholders. The selection of participants in the Compensation Plan, the awards granted to those participants, and the reverse vesting and other terms of the awards granted will be determined by Board of Directors of the Company (the “Board”).

The Compensation Plan provides for the following cash compensation to the Company’s Senior Executive Employees:

•

Employee shall be paid an annual base salary of One Hundred Thousand ($100,000) Dollars payable in accordance with the Employer’s standard payroll procedures, with a performance and salary review to be conducted annually, at which time the Employee’s salary shall be adjusted in accordance with applicable compensation policies.

•

Employee shall be eligible to receive a bonus target of 100% of base compensation commencing fiscal year 2017, if approved by the Company’s Board of Directors in its sole discretion.

The Compensation Plan provides for the following equity compensation to the Company’s Executive Employees:

•

Employee shall receive a grant of 500,000 shares of Restricted Common Stock, and this grant is subject to certain vesting or reverse vesting conditions, including, but not limited to the tenure of the Employee and achievement of certain objectives or milestones as determined by the Board.

•

The Restricted Stock granted pursuant to the Compensation Plan shall be immediately issued in an escrow account in the name of the Grantee, and released as reverse vesting expires.

The Compensation Plan provides for the following vesting schedule:

•

100,000 shares once the Employee has been with the Employer for 90 days;

•

100,000 restricted stock shares once the Employer completes a capital raise of $2,000,000;

•

100,000 restricted stock shares once the Employee has been with the Company for 365 days;

•

100,000 restricted stock shares once the Employer files a 10K that reports $20,000,000 in Gross Revenue;

•

100,000 restricted stock shares once the Employee has been with the Employer for 730 days;

•

In the event of a change in control of the Company, any remaining unvested shares will immediately vest upon change of control of the Company.

The Compensation Plan contemplates that the Shares of Restricted Stock issued under an Employee’s Compensation Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated until all restrictions on such Restricted Stock shall have lapsed. The shares are subject to certain reverse vesting terms and can only be release with an opinion of company counsel.

Employees are "at will" employees and serve at the discretion of the Board of Directors. If terminated, the employee is not eligible for any severance, "parachute" or other termination benefits. The holder of any shares subject to vesting, or reverse vesting will forfeit any unearned shares in the case of termination.

Employees agree that their pay shall accrue until such time as the Company, determined by the Board, has sufficient funding to support the Company’s needs, including payment of the Senior Executive team.

The description of the Compensation Plan in this report is qualified in its entirety by reference to the full text of the “True Nature Holding, Inc. Senior Executive Employment Agreement,” which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

On May 3, 2017, the Company executed appointed Sheppard, Mullin, Richter & Hampton LLP as the Company’s Securities Counsel. Phone: 212.653.8700. Website: https://www.sheppardmullin.com/

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on March 23, 2017 discussing the appointment of Mr. Leo Smith, age 48, to the non-executive Advisory Board. A copy of those press releases is provided herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	True Nature Holding, Inc. Senior Executive Employment Agreement
99.1	Press release issued by the Company on March 23, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

True Nature Holding, Inc.

Date: May 9, 2017	By:	/s/ Jordan Balencic
Jordan Balencic, Chairman